                            STOCK PURCHASE AGREEMENT

               STOCK PURCHASE AGREEMENT, dated as of July 30, 1999 (this "Agreement") by and between SWENVEST CORPORATION (the "Company"), and each of the individuals and entities listed on the signature pages hereof (collectively, the "Holders" and individually, a "Holder").

                              W I T N E S S E T H:

               WHEREAS, Holders are the holders, beneficially and of record, of the Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), of Carlyle Industries, Inc., ("Carlyle"), and

               WHEREAS, Carlyle adopted a 1999 Voluntary Plan of Recapitalization (the "Recapitalization Plan") pursuant to which it has, among other things, offered to issue and exchange .620911 of a share of Carlyle's Common Stock, par value $0.01 per share, for each share of Series B Preferred Stock surrendered for exchange by each Holder pursuant to the Recapitalization Plan (the "Preferred Stock Exchange Offer"); and

               WHEREAS, Noel Group, Inc. ("Noel") is the principal holder of Series B Preferred Stock, and has conditioned its acceptance of the Preferred Stock Exchange Offer upon the occurrence of the purchase of the Preferred Shares (as hereinafter defined) by the Company pursuant to the terms and conditions of this Agreement; and

               WHEREAS, the Company desires to purchase from each Holder, and such Holder desires to sell to the Company, on the terms and subject to the conditions described herein, up to 38.96104% of the shares of Series B Preferred Stock owned by each such Holder.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and each Holder hereby agree as follows:

       1. Transfer of Series B Preferred Stock; Consideration. Subject to the terms and conditions of this Agreement, concurrently with execution of this Agreement by each Holder, such Holder shall assign, transfer and deliver to the Company, a certificate or certificates representing the number of shares of Series B Preferred Stock which such Holder has elected to transfer pursuant to this Agreement, as indicated above the signature of such Holder on the signature page hereof (the "Preferred Shares"), together with a Stock Power in blank duly executed by such Holder, in consideration for the payment to such Holder of the amount in cash equal to the sum determined by multiplying the number of Preferred Shares surrendered for sale by such Holder by $0.7761386 (the "Purchase Price"), and promptly following delivery to the Company by each respective Holder of an executed counterpart of this Agreement, a certificate or certificates representing the Preferred Shares and the required Stock Power, the Company shall deliver by certified check or wire transfer an amount equal to the applicable Purchase Price.

       2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder as follows:

       2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, possessed of all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Agreement, and to perform this Agreement in accordance with its terms.

       2.2 Due Authorization. The Company has taken all requisite corporate action as shall be necessary to authorize the purchase of the Preferred Shares and to cause this Agreement to be the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.






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       2.3 No Company's Defaults. Neither the execution and delivery of this
Agreement, or any such other agreement or instrument by the Company, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which the Company is a party or by which the Company or any of its property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Company or upon the securities, property or business of the Company, or (iii) constitute a violation by the Company of any applicable law or regulation of any jurisdiction as such law or regulation relates to the Company or to the property or business of the Company.

       2.4 Consents. All requisite consents of third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Company for the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained and are in full force and effect. The Company has fully complied with all conditions of such consents.

       2.5 Securities Matters. The Company, together with the Company's officers, directors and principal shareholders, is a sophisticated investor possessing such knowledge and experience in financial and business matters as is required for evaluating the merits and risks of an investment in the Preferred Shares and Carlyle. The Company is aware that the Preferred Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees that such Preferred Shares shall not be sold, hypothecated or otherwise transferred in the absence of such registration unless such contemplated transfer is exempt from the registration requirements of the Act. Purchaser is acquiring the Preferred Shares for its own account and not with a view to the distribution or resale thereof and with a present intention of holding the Preferred Shares for purposes of investment.

       2.6 Information. The Company acknowledges that Robert A. Levinson, the President and principal stockholder of the Company, is and for more than a year has been, the President and Chief Executive Officer of Carlyle, and that as such Mr. Levinson is fully familiar with the business, financial condition and prospects of Carlyle.

       2.7 Representations and Warranties of Holders. The Company acknowledges that except for the representations and warranties expressly made in Section 3 hereof, each Holder makes and has made no representations or warranties concerning the Preferred Shares, or the business, financial condition, operations or prospects of Carlyle.

       3. Representations and Warranties of Each Holder. Each Holder hereby severally (and not jointly) represents and warrants to the Company as follows:

       3.1 Ownership of Preferred Shares. Holder owns the number of shares of Series B Preferred Stock, as the case may be, indicated above the signature of Holder on the signature page hereof free and clear of all liens, pledges, charges, security interests, claims, options or encumbrances of any kind whatsoever and pursuant to this Agreement will transfer the Preferred Shares to the Company free of all liens, pledges, charges, security interests, claims, options and encumbrances.

       3.2 Due Authorization. Holder has all requisite capacity, power and authority to execute, deliver and perform his obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Holder and constitutes the valid, legal and binding obligation of Holder enforceable against Holder in accordance with its terms.

       3.3 No Holder's Defaults. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien upon the Preferred Shares pursuant to the terms of any contract or agreement to which any of the Holders is a party or by which any of the Holders or any of their respective assets are bound.

       3.4 Consents. All requisite consents of third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of Holder for the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained and are in full force and effect. Holder has fully complied with all conditions of such consents.

       4. Covenants and Agreements of the Parties.

       4.1 Expenses. Each of the parties to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

       4.2 Brokers. Each of the Holders on the one hand and the Company on the other hand represent and warrant to the other that each has not employed any broker, finder or similar agent and no person or entity with which each has had any dealings or communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby.

       4.3 Further Assurances. In addition to the actions hereunder and the documents and instruments delivered in accordance herewith, each of the Holders and the Company shall execute and deliver such other documents and instruments and take such other action as the other parties may reasonably request in order to complete and perfect the transactions contemplated by the Agreement.

       5. Miscellaneous. This Agreement and all other agreements or instruments executed, issued or delivered in accordance herewith shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to contracts entered into and to be performed entirely within such State. This Agreement shall be binding

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upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement embodies the entire agreement and understanding between each Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for the purpose of reference only, and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                            SWENVEST CORP.

                                            By:
                                               -------------------------------


                                       4






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
Number of shares of Series B
Preferred Stock to be transferred
by Holder (i.e. the "Preferred Shares"):
                                                                ---------------

Purchase Price for Preferred Shares ($0.7761386 per
Preferred Share):
                                                                ---------------



                                           NOEL GROUP, INC.

                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


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